As filed with the Securities and Exchange Commission on February 14, 2008

Registration No. 333-147722

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GHL Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	22-1344998
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

GHL Acquisition Corp.
300 Park Avenue, 23rd Floor
New York, NY 10022
(212) 389-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott L. Bok
Chairman and Chief Executive Officer
GHL Acquisition Corp.
300 Park Avenue, 23rd Floor
New York, NY 10022
(212) 389-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Deanna L. Kirkpatrick Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000 Fax: (212) 450-3800	Alan I. Annex Greenberg Traurig, LLP 200 Park Avenue New York, NY 10166 (212) 801-9200 Fax: (212) 801-6400

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is filed solely to file amendments to Item 16 of Part II. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15, or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

References to ‘‘the company,’’ ‘‘the Registrant,’’ ‘‘we,’’ ‘‘us,’’ ‘‘our’’ and similar expressions in this Part II refer to GHL ACQUISITION CORP.

Item 16.    Exhibits and Financial Statement Schedules

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.2	Form of Amended and Restated Bylaws**
3.3	Form of Amended and Restated Certificate of Incorporation**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company**
4.4	Specimen Warrant Certificate**
5.1	Opinion of Davis Polk & Wardwell
10.1	Form of Letter Agreement among the Registrant and Greenhill & Co., Inc.**
10.2	Form of Letter Agreement between the Registrant and each of the directors and officers of the Registrant**
10.3	Founder’s Securities Purchase Agreement, dated as of November 12, 2007, between the Registrant and Greenhill & Co., Inc.**
10.4	Form of Registration Rights Agreement between the Registrant, certain members of management of Greenhill & Co., Inc. and Greenhill & Co., Inc.**
10.5	Form of Indemnity Agreement between the Registrant and each of its directors and officers**
10.6	Form of Investment Management Trust Agreement by and between the Registrant and American Stock Transfer & Trust Company**
10.7	Securities Purchase Agreement, dated as of February 4, 2008, between Greenhill & Co., Inc. and Messrs. Canfield, Clarke and Rush**
10.8	Promissory Note issued by Registrant on November 19, 2007**
10.9	Form of Non-Compete Agreement between the Registrant, its executive officers and Greenhill & Co., Inc.**
10.10	Administrative Services Letter Agreement, dated November 27, 2007 between the Registrant and Greenhill & Co., Inc.**
10.11	Unit Cancellation Agreement and Amendment to Founder’s Securities Purchase Agreement, dated as of January 10, 2008, between the Registrant and Greenhill & Co., Inc.**
14	Form of Code of Conduct and Ethics**
23.1	Consent of Eisner LLP**
23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
24.1	Powers of Attorney**
99.1	Form of Charter of Audit Committee**
99.2	Form of Charter of Governance and Nominating Committee**

**	Previously filed.

(b)    No financial statement schedules are required to be filed with this Registration Statement.

II-1

SIGNATURES

In accordance with the requirements of the Securities Act, the Registrant certifies that it has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of February, 2008.

GHL ACQUISITION CORP.
By:	/s/ Scott L. Bok
Chairman and Chief Executive Officer

Each of the undersigned executive officers and directors of GHL Acquisition Corp. hereby severally constitute and appoint each of Scott L. Bok, Robert H. Niehaus and John D. Liu as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott L. Bok	Chairman and Chief Executive Officer (Principal Executive Officer)	February 13, 2008

Scott L. Bok

/s/ Robert H. Niehaus	Senior Vice President and Director	February 13, 2008

Robert H. Niehaus

/s/ John D. Liu	Chief Financial Officer (Principal Accounting and Financial Officer)	February 13, 2008

John D. Liu

*	Director	February 13, 2008

Thomas C. Canfield

*	Director	February 13, 2008

Kevin P. Clarke

*	Director	February 13, 2008

Parker W. Rush

* /s/ John D. Liu
Attorney-in-fact